Exhibit A-6(i)

PLAN OF MERGER
OF
ENTERGY LOUISIANA HOLDINGS, INC.

This Plan of Merger (this "Plan") is entered into effective as of the effective time (the "Effective Time") specified in the Articles of Merger of Entergy Louisiana Holdings, Inc. (the "Articles of Merger") with respect to the merger contemplated herein (the "Merger") and certifies and sets forth the following:

  The name of each domestic or foreign corporation or other entity that is a party to the Merger, the type of each such entity, and the jurisdiction in which each such entity is organized are:

Name	Type of Entity	Jurisdiction
Entergy Louisiana Holdings, Inc.	Corporation	Texas

  The name of each domestic or foreign corporation or other entity that shall survive the Merger, the type of each such entity, and the jurisdiction in which each such entity is organized are:

Name	Type of Entity	Jurisdiction
Entergy Louisiana Holdings, Inc.	Corporation	Texas

  The name of each new domestic or foreign corporation or other entity that is to be created by the terms of this Plan, the type of each such entity, and the jurisdiction in which each such entity is organized are:

Name	Type of Entity	Jurisdiction
Entergy Louisiana, LLC	Limited Liability Company	Texas
Entergy Louisiana Properties, LLC	Limited Liability Company	Texas

  This Plan has been approved as required by Articles 5.01 and 5.03 of the Texas Business Corporation Act (the "Act").

  The Articles of Incorporation of Entergy Louisiana Holdings, Inc., the party to the Merger that is to survive the Merger, are on file in the records of the Secretary of State of Texas, a copy of which is attached hereto as Exhibit A.

  The Articles of Organization of Entergy Louisiana, LLC, a new domestic limited liability company that is to be created by the terms of this Plan, are being filed with the Secretary of State of Texas with the Articles of Merger and are attached hereto as Exhibit B.

  The Articles of Organization of Entergy Louisiana Properties, LLC, a new domestic limited liability company that is to be created by the terms of this Plan, are being filed with the Secretary of State of Texas with the Articles of Merger and are attached hereto as Exhibit C.

  The terms and conditions of the Merger are as follows:

    All real estate and other property (tangible and intangible, movable and immovable) owned, held, leased, and claimed by Entergy Louisiana Holdings, Inc. immediately prior to the Effective Time, whether located within the State of Louisiana or outside the State of Louisiana, including, but not limited to, that described in Schedule 1 attached hereto, shall be allocated to and vested in Entergy Louisiana, LLC, except that the property described in Schedule 2 attached hereto shall continue to be allocated to and vested in Entergy Louisiana Holdings, Inc. and the real estate and other property described in Schedule 3 attached hereto shall be allocated to and vested in Entergy Louisiana Properties, LLC;

    Entergy Louisiana Holdings, Inc. shall be obligated for the payment of the fair value of any shares held by a shareholder of any domestic corporation that is a party to the Merger who has the right to dissent from this Plan and who has complied with the requirements of Article 5.12 of the Act for the recovery of the fair value of his shares; and

    Subject to the provisions of paragraphs 12, 13, and 14 of this Plan, all liabilities and obligations of Entergy Louisiana Holdings, Inc. immediately prior to the Effective Time shall be allocated to and vested in Entergy Louisiana, LLC, except that the liabilities and obligations described in Schedule 4 attached hereto shall continue to be allocated to and vested in Entergy Louisiana Holdings, Inc. and the liabilities and obligations described in Schedule 5 attached hereto shall be allocated to and vested in Entergy Louisiana Properties, LLC.

This Plan, including as a part hereof all schedules and documents incorporated herein by reference, is intended to provide for the allocation of all liabilities and obligations of Entergy Louisiana Holdings, Inc. to the end that Section C of Article 5.06 of the Act shall not be applicable.

  Following the Merger and implementation of this Plan, the shareholders of Entergy Louisiana Holdings, Inc., the party to the Merger, shall continue to be the shareholders of Entergy Louisiana Holdings, Inc. with the same ownership rights and interests as they had in Entergy Louisiana Holdings, Inc. immediately prior to the Merger:

    100% of the Common Stock of Entergy Louisiana Holdings, Inc. shall continue to be 100% of the Common Stock of Entergy Louisiana Holdings, Inc., each share of Common Stock of Entergy Louisiana Holdings, Inc. prior to the Merger and implementation of this Plan being one (1) share of Common Stock of Entergy Louisiana Holdings, Inc. following the Merger and the implementation of this Plan;

    100% of the First Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc. shall continue to be 100% of the First Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc., each share of First Series Preferred Stock of Entergy Louisiana Holdings, Inc. prior to the Merger and implementation of this Plan being one (1) share of First Series Preferred Stock of Entergy Louisiana Holdings, Inc. following the Merger and the implementation of this Plan;

    100% of the Second Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc. shall continue to be 100% of the Second Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc., each share of Second Series Preferred Stock of Entergy Louisiana Holdings, Inc. prior to the Merger and implementation of this Plan being one (1) share of Second Series Preferred Stock of Entergy Louisiana Holdings, Inc. following the Merger and the implementation of this Plan;

    100% of the Third Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc. shall continue to be 100% of the Third Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc., each share of Third Series Preferred Stock of Entergy Louisiana Holdings, Inc. prior to the Merger and implementation of this Plan being one (1) share of Third Series Preferred Stock of Entergy Louisiana Holdings, Inc. following the Merger and the implementation of this Plan;

    100% of the Fourth Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc. shall continue to be 100% of the Fourth Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc., each share of Fourth Series Preferred Stock of Entergy Louisiana Holdings, Inc. prior to the Merger and implementation of this Plan being one (1) share of Fourth Series Preferred Stock of Entergy Louisiana Holdings, Inc. following the Merger and the implementation of this Plan;

    100% of the Fifth Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc. shall continue to be 100% of the Fifth Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc., each share of Fifth Series Preferred Stock of Entergy Louisiana Holdings, Inc. prior to the Merger and implementation of this Plan being one (1) share of Fifth Series Preferred Stock of Entergy Louisiana Holdings, Inc. following the Merger and the implementation of this Plan;

    100% of the Sixth Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc. shall continue to be 100% of the Sixth Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc., each share of Sixth Series Preferred Stock of Entergy Louisiana Holdings, Inc. prior to the Merger and implementation of this Plan being one (1) share of Sixth Series Preferred Stock of Entergy Louisiana Holdings, Inc. following the Merger and the implementation of this Plan;

    100% of the Eighth Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc. shall continue to be 100% of the Eighth Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc., each share of Eighth Series Preferred Stock of Entergy Louisiana Holdings, Inc. prior to the Merger and implementation of this Plan being one (1) share of Eighth Series Preferred Stock of Entergy Louisiana Holdings, Inc. following the Merger and the implementation of this Plan;

    100% of the Ninth Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc. shall continue to be 100% of the Ninth Series Preferred Stock, with a par value of $100.00 per share, of Entergy Louisiana Holdings, Inc., each share of Ninth Series Preferred Stock of Entergy Louisiana Holdings, Inc. prior to the Merger and implementation of this Plan being one (1) share of Ninth Series Preferred Stock of Entergy Louisiana Holdings, Inc. following the Merger and the implementation of this Plan; and

    100% of the Series H Preferred Stock, with a par value of $25.00 per share, of Entergy Louisiana Holdings, Inc. shall continue to be 100% of the Series H Preferred Stock, with a par value of $25.00 per share, of Entergy Louisiana Holdings, Inc., each share of Series H Preferred Stock of Entergy Louisiana Holdings, Inc. prior to the Merger and implementation of this Plan being one (1) share of Series H Preferred Stock of Entergy Louisiana Holdings, Inc. following the Merger and the implementation of this Plan.

  One hundred forty-six million, nine hundred seventy thousand, six hundred seven (146,970,607) Units of Common Membership Interests of Entergy Louisiana, LLC shall be issued and allocated to and vested in Entergy Louisiana Holdings, Inc. in consideration for the allocation of property to Entergy Louisiana, LLC as set forth in this Plan, and such membership interests of Entergy Louisiana, LLC shall then represent all its issued and outstanding Common Membership Interests.

  One hundred (100) Units of Common Membership Interests of Entergy Louisiana Properties, LLC shall be issued and allocated to and vested in Entergy Louisiana Holdings, Inc. in consideration for the allocation of property to Entergy Louisiana Properties, LLC as set forth in this Plan, and such membership interests of Entergy Louisiana Properties, LLC shall then represent all its issued and outstanding Common Membership Interests.

  In satisfaction of the requirements of Section C of Article 5.04 of the Act, and notwithstanding paragraph 8(c) of this Plan, Entergy Louisiana Holdings, Inc. agrees that it will be responsible for the timely payment of all fees and franchise taxes required by law to be paid for all periods prior to the Effective Time of the Merger. If such fees and franchise taxes are not timely paid, all the surviving and new corporations or other entities will be obligated to pay them. Each surviving and new corporation or other entity shall be responsible for payment of all fees and taxes as required by law to be paid by it from and after the Effective Time.

  Entergy Louisiana, LLC shall be the primary obligor for all liabilities and obligations allocated to and vested in it under paragraph 8(c) of this Plan, and Entergy Louisiana Holdings, Inc. shall have continuing liability thereon as provided by law, provided that, as between Entergy Louisiana Holdings, Inc. and Entergy Louisiana, LLC, Entergy Louisiana Holdings, Inc. shall have all rights of a surety against Entergy Louisiana, LLC as a primary obligor for all payments made and costs incurred by Entergy Louisiana Holdings, Inc. in respect of such liabilities and obligations. Entergy Louisiana, LLC agrees to indemnify and to defend Entergy Louisiana Holdings, Inc. against, and to reimburse Entergy Louisiana Holdings, Inc. for any payments made and costs incurred by it in respect of, such liabilities and obligations.

  Entergy Louisiana Properties, LLC shall be the primary obligor for all liabilities and obligations allocated to and vested in it under paragraph 8(c) of this Plan, and Entergy Louisiana Holdings, Inc. shall have continuing liability thereon as provided by law, provided that, as between Entergy Louisiana Holdings, Inc. and Entergy Louisiana Properties, LLC, Entergy Louisiana Holdings, Inc. shall have all rights of a surety against Entergy Louisiana Properties, LLC as a primary obligor for all payments made and costs incurred by Entergy Louisiana Holdings, Inc. in respect of such liabilities and obligations. Entergy Louisiana Properties, LLC agrees to indemnify and to defend Entergy Louisiana Holdings, Inc. against, and to reimburse Entergy Louisiana Holdings, Inc. for any payments made and costs incurred by it in respect of, such liabilities and obligations.

  The Effective Time of the Merger shall be as specified in the Articles of Merger (or, as applicable, in a Statement Regarding Delayed Effective Condition filed with the Secretary of State of Texas pursuant to Article 10.03 of the Act).

  At any time before the Effective Time, this Plan may be abandoned (subject to any contractual rights) by the party to the Merger, without shareholder action, by (a) execution of a statement of abandonment by any officer of Entergy Louisiana Holdings, Inc. or in any other manner determined by the board of directors of Entergy Louisiana Holdings, Inc. and (b) if the Articles of Merger have been filed but the Effective Time has not yet occurred, filing such statement with the Secretary of State of Texas prior to the Effective Time as provided for in Section L of Article 5.03 of the Act.

  Entergy Louisiana Holdings, Inc. reserves the right to amend, modify, or supplement this Plan (including Exhibits and Schedules) and the Articles of Merger prior to the Effective Time, and if such right is exercised the Plan and Articles of Merger, as so amended, modified, or supplemented, shall be the Plan and Articles of Merger that become effective as of the Effective Time.

  A copy of this Plan will be furnished by each surviving or new domestic or foreign corporation or other entity, on written request and without cost, to any shareholder of each domestic corporation and any member of each limited liability company that is a party to or created by this Plan, and to any creditor or obligee of the party to the Merger at the time of the Merger if such obligation is then outstanding.

  Entergy Louisiana Holdings, Inc., Entergy Louisiana, LLC, and Entergy Louisiana Properties, LLC will cause to be promptly and duly taken, executed, acknowledged, delivered, recorded, and filed all such further acts, documents, and assurances as either may from time to time reasonably request to carry out more effectively the intent and purposes of this Plan.

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In witness whereof the sole party to the Merger has executed this Plan of Merger as set forth above.

ENTERGY LOUISIANA HOLDINGS, INC.
By: /s/ Michael D. Bakewell
Michael D. Bakewell
President

EXHIBIT A
ARTICLES OF INCORPORATION
OF
ENTERGY LOUISIANA HOLDINGS, INC.

ARTICLES OF INCORPORATION
OF
ENTERGY LOUISIANA HOLDINGS, INC.

ARTICLE 1

The name of this corporation (sometimes hereinafter referred to as the "Corporation") is and shall be Entergy Louisiana Holdings, Inc.

ARTICLE 2

The Corporation shall have perpetual existence.

ARTICLE 3

The Corporation is being incorporated pursuant to a plan of conversion under which Entergy Louisiana, Inc., a Louisiana corporation formed on October 15, 1974 with its principal place of business located at 4809 Jefferson Highway, Jefferson, Louisiana 70121-3126, as the converting entity, is converting into the Corporation, as the converted entity. Articles of Conversion for the Corporation are being filed with the Secretary of State of Texas with these Articles of Incorporation.

ARTICLE 4

The objects and purposes of this Corporation and for which the Corporation is organized are stated and declared to be to engage in any lawful activity for which corporations may be formed under the Texas Business Corporation Act (the "Act"), including specifically, but not by way of limitation, the purchasing or otherwise acquiring, holding, mortgaging or otherwise encumbering, and selling or otherwise alienating of real estate and all forms of immovable property, as well as all forms of personal and mixed property; and further, and without in any way limiting the foregoing, the Corporation shall have all powers which corporations may have, and may carry on all businesses of any and every nature and kind which corporations may carry on, under the Act, including, but not by way of limitation, the following business or businesses:

To acquire, buy, hold, own, sell, lease, exchange, dispose of, pledge, mortgage, encumber, hypothecate, finance, deal in, construct, build, install, equip, improve, use, operate, maintain and work upon:

(a) Any and all kinds of plants and systems for the manufacture, production, generation, storage, utilization, purchase, sale, supply, transmission, distribution or disposition of electricity, gas or water, or power produced thereby;

(b) Any and all kinds of plants and systems for the manufacture of ice;

(c) Any and all kinds of works, power plants, structures, substations, systems, tracks, machinery, generators, motors, lamps, poles, pipes, wires, cables, conduits, apparatus, devices, equipment, supplies, articles and merchandise of every kind in anywise connected with or pertaining to the manufacture, production, generation, purchase, use, sale, supply, transmission, distribution, regulation, control or application of electricity, gas, water and power;

To acquire, buy, hold, own, sell, lease, exchange, dispose of, transmit, distribute, deal in, use, manufacture, produce, furnish and supply electricity, power, energy, gas, light, heat and water in any form and for any purposes whatsoever;

To purchase, acquire, develop, hold, own and dispose of lands, interests in and rights with respect to lands and waters and fixed and movable or personal property necessary or suitable for the carrying out of any of the foregoing powers;

To borrow money and contract debts when necessary for the transaction of the business of the Corporation or for the exercise of its rights, privileges or franchises or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness payable at a specified time or times or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired or any other lawful objects;

To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock or other evidences of ownership of, or any bonds, securities or evidences of indebtedness created by, any other entity or entities organized under the laws of the State of Texas or of any other state or government and formed for the purpose of carrying out any of the foregoing powers and, while the owner of such stock or other evidence of ownership, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the Corporation, or in which it may be at any time interested; and to organize or promote or facilitate the organization of subsidiary companies for the purpose of carrying out any of the foregoing powers;

To purchase, hold, sell and transfer shares of its own capital stock, provided that the Corporation shall not purchase its own shares of capital stock except from the surplus of its assets over its liabilities including capital, and provided, further, that the shares of its own capital stock owned by the Corporation shall not be voted upon directly or indirectly, nor counted as outstanding for the purposes of any shareholders' quorum or vote;

To conduct business at one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Texas and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and foreign countries;

In any manner to acquire, enjoy, utilize and to dispose of patents, copyrights and trademarks and any licenses or other rights or interests therein and thereunder necessary for and in its opinion useful or desirable for or in connection with the foregoing powers;

To purchase acquire, hold, own and dispose of franchises, concessions, consents, privileges and licenses necessary for and in its opinion useful or desirable for or in connection with the foregoing powers; and

To do all and everything necessary and proper for the accomplishment of the objects enumerated in these Articles of Incorporation or any amendment thereof or necessary or incidental to the protection and benefit of the Corporation.

ARTICLE 5

I

The aggregate number of shares of stock which the Corporation shall have authority to issue and have outstanding at any time is as follows:

(a) 250,000,000 shares of Common Stock, without nominal or par value (hereinafter called the "Common Stock").

(b) 4,500,000 shares of preferred stock having a par value of $100.00 per share, which shall all be of one class (hereinafter called the "$100 Preferred Stock"), and 22,000,000 shares of preferred stock having a par value of $25.00 per share, which shall all be of one class (hereinafter called the "$25 Preferred Stock"), which said two classes of preferred stock are hereinafter together referred to as the "Preferred Stock", and, for certain purposes and to such extent as are hereinafter set forth, are treated or referred to together as a single class of stock; and further with respect to the Preferred Stock:

(i) Said 4,500,000 shares of $100 Preferred Stock shall be issuable in one or more series from time to time; 635,000 of said shares of $100 Preferred Stock shall be divided into eight series, one of which shall consist of 60,000 shares of 4.96% Preferred Stock, Cumulative, $100.00 par value (hereinafter sometimes called "First Series Preferred Stock"), one of which shall consist of 70,000 shares of 4.16% Preferred Stock, Cumulative, $100.00 par value (hereinafter sometimes called "Second Series Preferred Stock"), one of which shall consist of 70,000 shares of 4.44% Preferred Stock, Cumulative, $100.00 par value (hereinafter sometimes called "Third Series Preferred Stock"), one of which shall consist of 75,000 shares of 5.16% Preferred Stock, Cumulative, $100.00 par value (hereinafter sometimes called "Fourth Series Preferred Stock"), one of which shall consist of 80,000 shares of 5.40% Preferred Stock, Cumulative, $100.00 par value (hereinafter sometimes called "Fifth Series Preferred Stock"), one of which shall consist of 80,000 shares of 6.44% Preferred Stock, Cumulative, $100.00 par value (hereinafter sometimes called "Sixth Series Preferred Stock"), one of which shall consist of 100,000 shares of 7.84% Preferred Stock, Cumulative, $100.00 par value (hereinafter sometimes called "Eighth Series Preferred Stock"), and one of which shall consist of 100,000 shares of 7.36% Preferred Stock, Cumulative, $100.00 par value (hereinafter sometimes called "Ninth Series Preferred Stock"); and the remaining 3,865,000 of said shares of $100 Preferred Stock may be divided into additional series from time to time, each such additional series to be provided for and to be distinctively designated, and the issuance of the shares of each such additional series to be authorized, in and by a resolution or resolutions to be adopted by the Board of Directors of the Corporation in accordance with the provisions hereof, and each such additional series to be issued only after the filing with the Secretary of State of Texas of a statement as set forth in Section D of Article 2.13 of the Act.

(ii) Said 22,000,000 shares of $25 Preferred Stock shall be issuable in one or more series from time to time; one series of $25 Preferred Stock shall consist of 1,480,000 shares of 8% Preferred Stock, Cumulative, $25.00 par value (hereinafter sometimes called "Series H Preferred Stock"); and the remaining 20,520,000 of said shares of $25 Preferred Stock may be divided into additional series from time to time, each such additional series to be provided for and to be distinctively designated, and the issuance of the shares of each such additional series to be authorized, in and by a resolution or resolutions to be adopted by the Board of Directors of the Corporation in accordance with the provisions hereof, and each such additional series to be issued only after the filing with the Secretary of State of Texas of a statement as set forth in Section D of Article 2.13 of the Act.

II

The shares of each class of Preferred Stock shall have the same rank and shall have the same relative rights except as to matters relating to the par values and voting rights thereof (including matters relating to quorums and adjournments) and those characteristics with respect to which there may be variations among the respective series of Preferred Stock.

The shares of each series of Preferred Stock shall have the same rank and shall have the same relative rights except with respect to such characteristics as are peculiar to or pertain only to the particular series of such class and with respect to the following characteristics:

(a) The number of shares to constitute each such series and the distinctive designation thereof;

(b) The annual rate or rates of dividends payable on shares of such series and the date from which such dividends shall commence to accumulate;

(c) The amount or amounts payable upon redemption thereof; and

(d) The terms and amount of the sinking fund requirements (if any) for the purchase or redemption of shares of each series of Preferred Stock other than the First through Sixth and the Eighth and Ninth Series Preferred Stock;

which different characteristics of clauses (a), (b), and (c) above are herein set forth with respect to the First through Sixth and the Eighth and Ninth Series Preferred Stock and of clauses (a), (b), (c), and (d) above are herein set forth with respect to the Series H Preferred Stock, and, with respect to each additional series of Preferred Stock, the designation of the class thereof and the different characteristics of clauses (a), (b), (c), and (d) above shall be set forth in the resolution or resolutions of the Board of Directors of the Corporation providing for such series.

III

Further provisions with respect to the Preferred Stock and the Common Stock are and shall be as set forth hereinafter in this Part III of Article 5 and hereinafter in these Articles of Incorporation.

(A) The Preferred Stock shall be entitled, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, in preference to the Common Stock, to dividends at the rate of 4.96% per annum on the First Series Preferred Stock, at the rate of 4.16% per annum on the Second Series Preferred Stock, at the rate of 4.44% per annum on the Third Series Preferred Stock, at the rate of 5.16% per annum on the Fourth Series Preferred Stock, at the rate of 5.40% per annum on the Fifth Series Preferred Stock, at the rate of 6.44% per annum on the Sixth Series Preferred Stock, at the rate of 7.84% per annum on the Eighth Series Preferred Stock, at the rate of 7.36% per annum on the Ninth Series Preferred Stock, at the rate of 8% per annum on the Series H Preferred Stock, of the par value thereof, and no more, and at such rate per annum on each additional series as shall be fixed in and by the resolution or resolutions of the Board of Directors of the Corporation providing for the issuance of the shares of such series, payable quarterly on February 1, May 1, August 1 and November 1 of each year to shareholders of record as of a date, not exceeding forty (40) days and not less than ten (10) days preceding such dividend payment dates, to be fixed by the Board of Directors, such dividends to be cumulative from the last date to which dividends upon the First through Sixth and the Eighth and Ninth Series Preferred Stock of Louisiana Power & Light Company, a Florida corporation, are paid, with respect to the First through Sixth and the Eighth and Ninth Series Preferred Stock, from October 29, 1992 with respect to the Series H Preferred Stock, and from such date with respect to each additional series, if made cumulative in and by the resolution or resolutions of the Board of Directors of the Corporation providing for such series, as shall be fixed in and by such resolution or resolutions, provided that, if such resolution or resolutions so provide, the first dividend payment date for any such additional series may be the dividend payment date next succeeding the dividend payment date immediately following the issuance of the shares of such series.

(B) If and when dividends payable on any of the Preferred Stock of the Corporation at any time outstanding shall be in default in an amount equal to four full quarterly payments or more per share, and thereafter until all dividends on any such Preferred Stock in default shall have been paid, the holders of the Preferred Stock, voting separately as a class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation, anything herein to the contrary notwithstanding. The terms of office, as directors, of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stock, except that if the holders of the Common Stock shall not have elected the remaining directors of the Corporation, then, and only in that event, the directors of the Corporation in office just prior to the election of a majority of the Board of Directors by the holders of the Preferred Stock shall elect the remaining directors of the Corporation. Thereafter, while such default continues and the majority of the Board of Directors is being elected by the holders of the Preferred Stock, the remaining directors, whether elected by directors, as aforesaid, or whether originally or later elected by holders of the Common Stock, shall continue in office until their successors are elected by holders of the Common Stock and shall qualify.

If and when all dividends then in default on the Preferred Stock then outstanding shall be paid (such dividends to be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of the Preferred Stock shall be divested of any special right with respect to the election of directors, and the voting power of the holders of the Preferred Stock and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Preferred Stock were not paid in full, but always subject to the same provisions for vesting such special rights in the holders of the Preferred Stock in case of further like defaults in the payment of dividends thereon as described in the immediately foregoing paragraph. Upon termination of any such special voting right upon payment of all accumulated and unpaid dividends on the Preferred Stock, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preferred Stock as a class, pursuant to such special voting right, shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preferred Stock, voting separately as a class, the remaining directors elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected, if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a director occurring among the directors not elected by the holders of the Preferred Stock, the remaining directors not elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant.

Whenever the right shall have accrued to the holders of the Preferred Stock to elect directors, voting separately as a class, it shall be the duty of the President, a Vice President or the Secretary of the Corporation forthwith to call and cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as the Corporation's officers may fix, not less than forty-five (45) nor more than sixty (60) days after the accrual of such right, for the purpose of electing directors. The notice so given shall be mailed to each holder of record of the Preferred Stock at his last known address appearing on the books of the Corporation and shall set forth, among other things, (i) that by reason of the fact that dividends payable on the Preferred Stock are in default in an amount equal to four full quarterly payments or more per share, the holders of the Preferred Stock, voting separately as a class, have the right to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors of the Corporation, (ii) that any holder of the Preferred Stock has the right, at any reasonable time, to inspect, and make copies of, the list or lists of holders of the Preferred Stock maintained at the principal office of the Corporation or at the office of any transfer agent of the Preferred Stock, and (iii) either the entirety of this paragraph or the substance thereof with respect to the number of shares of the Preferred Stock required to be represented at any meeting, or adjournment thereof, called for the election of directors of the Corporation. At the first meeting of shareholders held for the purpose of electing directors during such time as the holders of the Preferred Stock shall have the special right, voting separately as a class, to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that in the absence of a quorum of the holders of the Preferred Stock, no election of directors shall be held, but a majority of the holders of the Preferred Stock who are present in person or by proxy shall have power to adjourn the election of the directors to a date not less than fifteen (15) nor more than fifty (50) days from the giving of the notice of such adjourned meeting hereinafter provided for; and provided, further, that at such adjourned meeting, the presence in person or by proxy of the holders of 35% of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of directors. In the event such first meeting of shareholders shall be so adjourned, it shall be the duty of the President, a Vice President or the Secretary of the Corporation, within ten (10) days from the date on which such first meeting shall have been adjourned, to cause notice of such adjourned meeting to be given to the shareholders entitled to vote thereat, such adjourned meeting to be held not less than fifteen (15) days nor more than fifty (50) days from the giving of such second notice; such second notice shall be given in the form and manner hereinabove provided for with respect to the notice required to be given of such first meeting of shareholders, and shall further set forth that a quorum was not present at such first meeting and that the holders of 35% of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of directors at such adjourned meeting. If the requisite quorum of holders of the Preferred Stock shall not be present at said adjourned meeting, then the directors of the Corporation then in office shall remain in office until the next Annual Meeting of the Corporation, or special meeting in lieu thereof and until their successors shall have been elected and shall qualify. Neither such first meeting nor such adjourned meeting shall be held on a date within sixty (60) days of the date of the next Annual Meeting of the Corporation or special meeting in lieu thereof. At each Annual Meeting of the Corporation, or special meeting in lieu thereof, held during such time as the holders of the Preferred Stock, voting separately as a class, shall have the right to elect a majority of the Board of Directors, the foregoing provisions of this paragraph shall govern each Annual Meeting, or special meeting in lieu thereof, as if said Annual Meeting or special meeting were the first meeting of shareholders held for the purpose of electing directors after the right of the holders of the Preferred Stock, voting separately as a class, to elect a majority of the Board of Directors, should have accrued with the exception, that, if at any adjourned annual meeting, or special meeting in lieu thereof, 35% of the outstanding Preferred Stock is not present in person or by proxy, all the directors shall be elected by a vote of the holders of a majority of the Common Stock of the Corporation present or represented at the meeting.

(C) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of at least two-thirds of the total number of shares of the Preferred Stock then outstanding:

(1) create, authorize or issue any new stock which, after issuance would rank prior to the Preferred Stock as to dividends, in liquidation, dissolution, winding up or distribution, or create, authorize or issue any security convertible into shares of any such stock except for the purpose of providing funds for the redemption of all of the Preferred Stock then outstanding, such new stock or security not to be issued until such redemption shall have been authorized and notice of such redemption given and the aggregate redemption price deposited as provided in paragraph (G) below; provided, however, that any such new stock or security shall be issued within twelve months (and so long as any of the First Series Preferred Stock remains outstanding, within 180 days) after the vote of the Preferred Stock herein provided for authorizing the issuance of such new stock or security;

(2) amend, alter, change or repeal any of the express terms of any of the Preferred Stock then outstanding in a manner prejudicial to the holders thereof; the increase or decrease in the authorized amount of the Preferred Stock or the creation, or increase or decrease in the authorized amount, of any new class of stock ranking on a parity with the Preferred Stock shall not, for the purposes of this paragraph, be deemed to be prejudicial to the holders of the Preferred Stock; or

(3) merge or consolidate with or into any other corporation or corporations or sell or otherwise dispose of all or substantially all of the assets of the Corporation, unless such merger or consolidation or sale or other disposition, or the exchange, issuance or assumption of all securities to be issued or assumed in connection with any such merger or consolidation or sale or other disposition, shall have been ordered, approved or permitted by regulatory authority of the United States of America under the provisions of the Public Utility Holding Company Act of 1935; provided that the provisions of this sub-paragraph (3) shall not apply to a purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a corporate merger or consolidation.

(D) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Preferred Stock then outstanding:

(1) issue or assume any unsecured notes, debentures or other securities representing unsecured indebtedness for purposes other than (i) the refunding of outstanding unsecured indebtedness theretofore issued or assumed by the Corporation, (ii) the reacquisition, redemption or other retirement of any indebtedness, which reacquisition, redemption or other retirement has been authorized by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any applicable regulatory authority under any successor law, or (iii) the reacquisition, redemption or other retirement of all outstanding shares of the Preferred Stock, or preferred stock ranking prior to, or pari passu with, the Preferred Stock, if immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation, including unsecured indebtedness then to be issued or assumed (but excluding the principal amount then outstanding of any unsecured notes, debentures or other securities representing unsecured indebtedness having a maturity in excess of ten (10) years and in amount not exceeding 10% of the aggregate of (a) and (b) of this sub-paragraph (1) below) would exceed ten per centum (10%) of the aggregate of (a) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding, and (b) the capital and surplus of the Corporation as then to be stated on the books of account of the Corporation. When unsecured notes, debentures or other securities representing unsecured debt of a maturity in excess of ten (10) years shall become of a maturity of ten (10) years or less, it shall then be regarded as unsecured debt of a maturity of less than ten (10) years and shall be computed with such debt for the purpose of determining the percentage ratio to the sum of (a) and (b) above of unsecured debt of a maturity of less than ten (10) years, and when provision shall have been made, whether through a sinking fund or otherwise, for the retirement, prior to their maturity, of unsecured notes, debentures or other securities representing unsecured debt of a maturity in excess of ten (10) years, the amount of such security so required to be retired in less than ten (10) years shall be regarded as unsecured debt of a maturity of less than ten (10) years (and not as unsecured debt of a maturity in excess of ten (10) years) and shall be computed with such debt for the purpose of determining the percentage ratio to the sum of (a) and (b) above of unsecured debt of a maturity of less than ten (10) years; provided, however, that the payment due upon the maturity of unsecured debt having an original single maturity in excess of ten (10) years or the payment due upon the latest maturity of any serial debt which had original maturities in excess of ten (10) years shall not, for the purposes of this provision, be regarded as unsecured debt of a maturity of less than ten (10) years until such payment or payments shall be required to be made within five (5) years (provided the words "five (5) years" shall read "three (3) years" when none of the First Series Preferred Stock remains outstanding); furthermore, when unsecured notes, debentures or other securities representing unsecured debt of a maturity of less than ten (10) years shall exceed 10% of the sum of (a) and (b) above, no additional unsecured notes, debentures or other securities representing unsecured debt shall be issued or assumed (except for the purposes set forth in (i), (ii) and (iii) above) until such ratio is reduced to 10% of the sum of (a) and (b) above; or

(2) issue, sell, or otherwise dispose of any shares of the Preferred Stock in addition to the 635,000 shares of the First through Sixth and the Eight and Ninth Series Preferred Stock originally authorized, or of any other class of stock ranking on a parity with the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution, (a) so long as any of the First Series Preferred Stock remains outstanding, unless the net income of the Corporation and Louisiana Power & Light Company, a Florida corporation, determined, after provision for depreciation and all taxes and in accordance with generally accepted accounting practices, to be available for the payment of dividends for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock, is at least equal to twice the annual dividend requirements on all outstanding shares of the Preferred Stock and of all other classes of stock ranking prior to, or on a parity with, the Preferred Stock as to dividends or distributions, including the shares proposed to be issued, and (b) so long as any Preferred Stock remains outstanding, unless the gross income of the Corporation and Louisiana Power & Light Company, a Florida corporation, for such period, determined in accordance with generally accepted accounting practices (but in any event after deducting all taxes and the greater of (a) the amount for said period charged by the Corporation and Louisiana Power & Light Company, a Florida corporation, on their books to depreciation expense or (b) the largest amount required to be provided therefor by any mortgage indenture of the Corporation) to be available for the payment of interest, shall have been at least one and one-half times the sum of (i) the annual interest charges on all interest indebtedness of the Corporation and (ii) the annual dividend requirements on all outstanding shares of the Preferred Stock and of all other classes of stock ranking prior to, or on a parity with, the Preferred Stock as to dividends or distributions, including the shares proposed to be issued; provided, that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all shares of stock which are to be retired in connection with the issue of such additional shares; and provided, further, that in any case where such additional shares of the Preferred Stock, or other class of stock ranking on a parity with the Preferred Stock as to dividends or distributions, are to be issued in connection with the acquisition of new property, the net income and gross income of the property to be so acquired, computed on the same basis as the net income and gross income of the Corporation, may be included on a pro forma basis in making the foregoing computation; or

(3) issue, sell, or otherwise dispose of any shares of the Preferred Stock, in addition to the 635,000 shares of the First through Sixth and the Eighth and Ninth Series Preferred Stock originally authorized, or of any other class of stock ranking on a parity with the Preferred Stock as to dividends or distributions, unless the aggregate of the capital of the Corporation applicable to the Common Stock and the surplus of the Corporation shall be not less than the aggregate amount payable on the involuntary liquidation, dissolution or winding up of the Corporation, in respect of all shares of the Preferred Stock and all shares of stock, if any, ranking prior thereto, or on a parity therewith, as to dividends or distributions, which will be outstanding after the issue of the shares proposed to be issued; provided, that if, for the purposes of meeting the requirements of this sub-paragraph (3), it becomes necessary to take into consideration any earned surplus of the Corporation, the Corporation shall not thereafter pay any dividends on shares of the Common Stock which would result in reducing the Corporation's Common Stock Equity (as in paragraph (H) hereinafter defined) to an amount less than the aggregate amount payable, on involuntary liquidation, dissolution or winding up of the Corporation, on all shares of the Preferred Stock and of any stock ranking prior to, or on a parity with, the Preferred Stock, as to dividends or other distributions, at the time outstanding.

(E) Each holder of Common Stock of the Corporation shall be entitled to one vote, in person or by proxy, for each share of such stock standing in his name on the books of the Corporation. Except as hereinbefore expressly provided in this Article 5 and as may otherwise be required by law, the holders of the Preferred Stock shall have no power to vote and shall be entitled to no notice of any meeting of the shareholders of the Corporation. As to any matter upon which holders of the Preferred Stock are entitled to vote as hereinbefore expressly provided, each holder of $100 Preferred Stock shall be entitled to one vote, in person or by proxy, for each share of such stock standing in his name on the books of the Corporation, and each holder of $25 Preferred Stock shall be entitled to one-quarter (1/4) vote, in person or by proxy, for each share of such stock standing in his name on the books of the Corporation. As to any matters requiring or permitting or otherwise calling for or involving the presence of, or the consent or vote of, or any other action by, a particular number or percentage or fraction or portion of the total number of shares of Preferred Stock outstanding, or of the outstanding Preferred Stock, or of the total number of shares of Preferred Stock present in person or by proxy, or of the Preferred Stock present in person or by proxy, for purposes of making such calculation and determination, each share of $100 Preferred Stock shall be considered and counted as one share and each share of $25 Preferred Stock shall be considered and counted as one-quarter (1/4) of a share.

(F) In the event of any voluntary liquidation, dissolution, or winding up of the Corporation, the Preferred Stock shall have a preference over the Common Stock until an amount equal to the then current redemption price shall have been paid. In the event of any involuntary liquidation, dissolution or winding up of the Corporation, which shall include any such liquidation, dissolution or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the Corporation, by (i) the United States Government or any authority, agency, or instrumentality thereof, (ii) a state of the United States or any political subdivision, authority, agency or instrumentality thereof, or (iii) a district, cooperative or other association or entity not organized for profit, the Preferred Stock shall also have a preference over the Common Stock until the full par value thereof and an amount equal to all accumulated and unpaid dividends thereon shall have been paid by dividends or distribution.

(G) Upon the affirmative vote of a majority of the shares of the issued and outstanding Common Stock at any annual meeting, or any special meeting called for that purpose, the Corporation may at any time redeem all of any series of the Preferred Stock or may from time to time redeem any part thereof, by paying in cash, as to the First Series Preferred Stock, a redemption price of $104.25 per share, as to the Second Series Preferred Stock, a redemption price of $104.21 per share, as to the Third Series Preferred Stock, a redemption price of $104.06 per share, as to the Fourth Series Preferred Stock, a redemption price of $104.18 per share, as to the Fifth Series Preferred Stock, a redemption price of $103.00 per share, as to the Sixth Series Preferred Stock, a redemption price of $102.92 per share, as to the Eighth Series Preferred Stock, a redemption price of $107.70 per share if redeemed on or prior to April 1, 1981, $105.74 per share if redeemed subsequent to April 1, 1981 but on or prior to April 1, 1986, and $103.78 per share if redeemed subsequent to April 1, 1986, as to the Ninth Series Preferred Stock, a redemption price of $107.04 per share if redeemed on or prior to January 1, 1982, $105.20 per share if redeemed subsequent to January 1, 1982 but on or prior to January 1, 1987, and $103.36 per share if redeemed subsequent to January 1, 1987, and as to the Series H Preferred Stock, a redemption price of $25.00 per share (except that no share of the Series H Preferred Stock shall be redeemed on or before October 1, 1997), and as to each additional series such redemption price or prices, with such restrictions or limitations, if any, on redemption or refunding, as shall be fixed in and by the resolution or resolutions of the Board of Directors of the Corporation providing for such series; plus, in each case where applicable, an amount equivalent to the accumulated and unpaid dividends, if any, to the date fixed for redemption. Notwithstanding any other provision herein to the contrary, no redemption shall be made by the Corporation if such redemption is not permitted under the Act. Nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock; provided, however, that, so long as any shares of the Preferred Stock are outstanding, the Corporation shall not (i) make any payment, or set aside funds for payment, into any sinking fund for the purchase or redemption of any shares of the Preferred Stock, or (ii) redeem, purchase or otherwise acquire less then all of the shares of the Preferred Stock, if, at the time of such payment or setting aside of funds for payment into such sinking fund, or of such redemption, purchase or other acquisition, dividends payable on any of the Preferred Stock shall be in default in whole or in part, unless, prior to or concurrently with such payment or setting aside of funds for payment into such sinking fund, and/or such redemption, purchase or other acquisition, as the case may be, all such defaults shall be cured or unless such payment or setting aside of funds for payment into such sinking fund, and/or such redemption, purchase or other acquisition, as the case may be, shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935. Any shares of the Preferred Stock so redeemed, purchased or acquired shall be retired and canceled.

(H) For the purposes of this paragraph (H) and subparagraph (3) of paragraph (D) the term "Common Stock Equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares (other than shares owned by the Corporation) of stock ranking junior to the Preferred Stock as to dividends and assets, of the premium on such junior stock and of the surplus (including earned surplus, capital surplus and surplus invested in plant) of the Corporation less (unless the amounts or items are being amortized or are being provided for by reserves), (1) any amounts recorded on the books of the Corporation for utility plant and other plant in excess of the original cost thereof, (2) unamortized debt discount and expense, capital stock discount and expense and any other intangible items set forth on the asset side of the balance sheet as a result of accounting convention, (3) the excess, if any, of the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the Corporation upon all outstanding Preferred Stock over the aggregate par or stated value thereof and any premiums thereon and (4) the excess, if any, for the period beginning with January 1, 1953 to the end of a month within ninety (90) days preceding the date as of which Common Stock Equity is determined, of the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (this cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing co-existing mortgage indenture requirements), over the amount charged by the Corporation and Louisiana Power & Light Company, a Florida corporation, on their books for depreciation during such period, including the final fraction of a year. For the purpose of this paragraph (H): (i) the term "total capitalization" shall mean the sum or the Common Stock Equity plus item (3) in this paragraph (H) and the stated capital applicable to, and any premium on, outstanding stock of the Corporation not included in Common Stock Equity, and the principal amount of all outstanding debt of the Corporation maturing more than twelve months after the date of the determination of the total capitalization; and (ii) the term "dividends on Common Stock" shall embrace dividends on Common Stock (other than dividends payable only in shares of Common Stock), distributions on, and purchases or other acquisitions for value of, any Common Stock of the Corporation or other stock, if any, subordinate to its Preferred Stock as to dividends or other distributions. So long as any shares of the Preferred Stock are outstanding, the Corporation shall not declare or pay any dividends on the Common Stock, except as follows:

(a) If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 20% of total capitalization, the Corporation shall not declare such dividends in an amount which, together with all other dividends on Common Stock paid by the Corporation and Louisiana Power & Light Company, a Florida corporation, within the year ending with and including the date on which such dividend is payable, exceeds 50% of the net income of the Corporation and Louisiana Power & Light Company, a Florida corporation, available for dividends on Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on Common Stock which under the restrictions set forth above in this subparagraph (a) could have been, and have not been, declared;

(b) If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 25% but not less than 20% of total capitalization, the Corporation shall not declare dividends on the Common Stock in an amount which, together with all other dividends on Common Stock paid by the Corporation and Louisiana Power & Light Company, a Florida corporation, within the year ending with and including the date on which such dividend is payable, exceeds 75% of the net income of the Corporation and Louisiana Power & Light Company, a Florida corporation, available for dividends on Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on Common Stock which under the restrictions set forth above in subparagraph (a) and in this subparagraph (b) could have been, and have not been, declared; and

(c) At any time when the Common Stock Equity is 25% or more of total capitalization, the Corporation may not declare dividends on shares of the Common Stock which would reduce the Common Stock Equity below 25% of total capitalization, except to the extent provided in subparagraphs (a) and (b) above.

So long as any of the Second through the Sixth or the Eighth or the Ninth Series Preferred Stock or the Series H Preferred Stock remains outstanding, or there remains outstanding any additional series of Preferred Stock with respect to which the resolution or resolutions of the Board of Directors of the Corporation providing for same makes this sentence applicable, at any time when the aggregate of all amounts credited subsequent to January 1, 1953 to the depreciation reserve account of the Corporation and Louisiana Power & Light Company, a Florida corporation, through charges to operating revenue deductions or otherwise on the books of the Corporation and Louisiana Power & Light Company, a Florida corporation (other than transfers out of the balance of surplus as of December 31, 1952), shall be less than the amount computed as provided in clause (aa) below, under requirements contained in the Corporation's mortgage indentures, then for the purposes of subparagraphs (a) and (b) above, in determining the earnings available for Common Stock dividends during any twelve-month period, the amount to be provided for depreciation in that period shall be (aa) the greater of the cumulative amount charged to depreciation expense on the books of the Corporation and Louisiana Power & Light Company, a Florida corporation, or the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (the latter cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing coexisting mortgage indenture requirements) for the period from January 1, 1953 to and including said twelve-month period, less (bb) the greater of the cumulative amount charged to depreciation expense on the books of the Corporation and Louisiana Power & Light Company, a Florida corporation, or the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (the latter cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing coexisting mortgage indenture requirements) from January 1, 1953 up to but excluding said twelve-month period; provided that in the event any company other than Louisiana Power & Light Company, a Florida corporation, is merged into the Corporation, the "cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions" referred to above shall be computed without regard, for the period prior to the merger, of property acquired in the merger, and the "cumulative amount charged to depreciation expense on the books of the Corporation and Louisiana Power & Light Company, a Florida corporation," shall be exclusive of amounts provided for such property prior to the merger.

(I) Dividends may be paid upon the Common Stock only when (i) dividends have been paid or declared and funds set apart for the payment of dividends as aforesaid on the Preferred Stock from the dates after which dividends thereon became cumulative, to the beginning of the period then current, with respect to which such dividends on the Preferred Stock are usually declared, and (ii) all payments have been made or funds have been set aside for payments then or theretofore due under the terms of sinking fund requirements (if any) for the purchase or redemption of shares of the Preferred Stock, but whenever (x) there shall have been paid or declared and funds shall have been set apart for the payment of all such dividends upon the Preferred Stock as aforesaid, and (y) all payments shall have been made or funds shall have been set aside for all payments then or theretofore due under the terms of sinking fund requirements (if any) for the purchase or redemption of shares of the Preferred Stock, then, subject to the limitations above set forth, dividends upon the Common Stock may be declared payable then or thereafter, out of any net earnings or surplus of assets over liabilities, including capital, then remaining. After the payment of the limited dividends and/or shares in distribution of assets to which the Preferred Stock is expressly entitled in preference to the Common Stock, in accordance with the provisions hereinabove set forth, the Common Stock alone (subject to the rights of any class of stock hereafter authorized) shall receive all further dividends and shares in distribution.

(J) Subject to the limitations hereinabove set forth the Corporation from time to time may resell any of its own stock, purchased or otherwise acquired by it as hereinafter provided for, at such price as may be fixed by its Board of Directors.

(K) Subject to the limitations hereinabove set forth the Corporation in order to acquire funds with which to redeem any outstanding Preferred Stock, may issue and sell stock of any class then authorized but unissued, bonds, notes, evidences of indebtedness, or other securities.

(L) Subject to the limitations hereinabove set forth the Board of Directors of the Corporation may at any time authorize the conversion or exchange of the whole or any particular share of the outstanding Preferred Stock, with the consent of the holder thereof, into or for stock of any other class at the time of such consent authorized but unissued and may fix the terms and conditions upon which such conversion or exchange may be made; provided that without the consent of the holders of record of two-thirds of the shares of Common Stock outstanding given at a meeting of the holders of the Common Stock called and held as provided by the By-Laws or given in writing without a meeting, the Board of Directors shall not authorize the conversion or exchange of any Preferred Stock into or for Common Stock or authorize the conversion or exchange of any Preferred Stock into or for preferred stock of any other class, if by such conversion or exchange the amount which the holders of the shares of stock so converted or exchanged would be entitled to receive either as dividends or shares in distribution of assets in preference to the Common Stock would be increased.

(M) A consolidation, merger, or amalgamation of the Corporation with or into any other corporation or corporations shall not be deemed a distribution of assets of the Corporation within the meaning of any provisions of these Articles of Incorporation.

(N) The consideration received by the Corporation from the sale of any additional stock without nominal or par value shall be entered in the Corporation's capital stock account.

(O) Subject to the limitations hereinabove set forth, upon the vote of a majority of all the directors of the Corporation and of a majority of the total number of shares of stock then issued and outstanding and entitled to vote (or if the vote of a larger number of shares is required or the holders of a class or series are entitled to vote as a class or series by the laws of the State of Texas, notwithstanding the above agreement of the shareholders of the Corporation to the contrary, then upon the vote of the larger number or class or series of shares so required), the Corporation may from time to time create or authorize one or more other classes of stock with such preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications as may be determined by said vote, which may be the same as or different from the preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications of the classes of stock of the Corporation then authorized. Any such vote authorizing the creation of a new class of stock may provide that all moneys payable by the Corporation with respect to any class of stock thereby authorized shall be paid in the money of any foreign country named therein or designated by the Board of Directors, pursuant to authority therein granted, at a fixed rate of exchange with the money of the United States of America therein stated or provided for and all such payments shall be made accordingly. Any such vote may authorize any shares of any class then authorized but unissued to be issued as shares of such new class or classes.

(P) Subject to the limitations hereinabove set forth, the $100 Preferred Stock or the $25 Preferred Stock or the Common Stock or any of said classes of stock may be increased at any time upon vote of the holders of a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote thereon, irrespective of class.

(Q) If any provision in this Article 5 shall be in conflict or inconsistent with any other provision of the Articles of Incorporation of the Corporation, the provisions of this Article 5 shall prevail and govern.

ARTICLE 6

The street address of the Corporation's initial registered office is Parkwood II Building, Suite 500, 10055 Grogans Mill Road, The Woodlands, Texas 77380-1048, and the name of its initial registered agent at that address is Reginald G. Rice.

ARTICLE 7

The number of directors constituting the initial Board of Directors who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualified is three. The names and addresses of the initial directors are:

NAME	ADDRESS

Michael D. Bakewell	10055 Grogans Mill Road Parkwood II Building, Suite 400 The Woodlands, Texas 77380-1048

Robert A. Malone	10055 Grogans Mill Road Parkwood II Building, Suite 400 The Woodlands, Texas 77380-1048

William M. Mohl	10055 Grogans Mill Road Parkwood II Building, Suite 300 The Woodlands, Texas 77380-1048

The Board of Directors shall consist of such number of directors as shall be determined from time to time as provided in this Article 7. Directors shall be elected at each annual meeting of shareholders and, subject to the provisions of Article 5 hereof, each director so elected shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified. The shareholders or the Board of Directors shall have the power from time to time to fix the number of directors of the Corporation, provided that the number so fixed shall not be less than three (3) and not more than fifteen (15). If the number of directors is increased, the additional directors may, to the extent permitted by law and subject to the provisions of Article 5 hereof, be elected by the shareholders or by a majority of the directors in office at the time of the increase, or, if not so elected prior to the next annual meeting of shareholders, such additional directors shall be elected at such annual meeting. If the number of directors is decreased and the decrease does not exceed the number of vacancies in the Board then existing, then, subject to the provisions of Article 5 hereof, the shareholders or the Board of Directors may provide that it shall become effective forthwith; and to the extent that the decrease does exceed such number of vacancies, the shareholders or the Board of Directors may provide that it shall not become effective until the next election of directors by the shareholders. If, after the number of directors shall have been fixed by such resolution, such resolution shall be ineffective or shall cease to be in effect for any cause other than by being superseded by another such resolution, the number of directors shall be that number specified in the latest of such resolutions, whether or not such resolution continues in effect.

ARTICLE 8

For the regulation of the business and for the conduct of the affairs of the Corporation, and to create, divide, limit and regulate the powers of the Corporation, the directors and the shareholders, provision is made as follows:

(a) General authority is hereby conferred upon the Board of Directors of the Corporation to fix the consideration for which shares of stock of the Corporation without nominal or par value may be issued and disposed of, and the shares of stock of the Corporation without nominal or par value, whether authorized by these Articles of Incorporation or by subsequent increase of the authorized number of shares of stock or by amendment of these Articles of Incorporation by consolidation or merger or otherwise, and/or any securities convertible into stock of the Corporation without nominal or par value may be issued and disposed of by the Board of Directors for such consideration and on such terms and in such manner as may be fixed from time to time by the Board of Directors.

(b) If now or hereafter permitted by Texas law, the issue of the whole, or any part determined by the Board of Directors, of the shares of stock of the Corporation as partly paid, and subject to calls thereon until the whole thereof shall have been paid, is hereby authorized.

(c) The Board of Directors shall have power to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors or any committee thereof and to determine the amount of such compensation and fees.

(d) The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give bond in such sum as they may direct as indemnity against any claim that may be made against the Corporation, its officers, employees or agents by reason thereof; a new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper so to do.

If the Corporation shall neglect or refuse to issue such a new certificate and it shall appear that the owner thereof has applied to the Corporation for a new certificate in place thereof and has made due proof of the loss or destruction thereof and has given such notice of his application for such new certificate in such newspaper of general circulation, published in the State of Texas, as reasonably should be approved by the Board of Directors, and in such other newspaper as may be required by the Board of Directors, and has tendered to the Corporation adequate security to indemnify the Corporation, its officers, employees or agents, and any person other than such applicant who shall thereafter appear to be the lawful owner of such allegedly lost or destroyed certificate against damage, loss or expense because of the issuance of such new certificate, and the effect thereof as herein provided, then, unless there is adequate cause why such new certificate shall not be issued, the Corporation, upon the receipt of said indemnity, shall issue a new certificate of stock in place of such lost or destroyed certificate. In the event that the Corporation shall nevertheless refuse to issue a new certificate as aforesaid, the applicant may then petition any court of competent jurisdiction for relief against the failure of the Corporation to perform its obligations hereunder. In the event that the Corporation shall issue such new certificate, any person who shall thereafter claim any rights under the certificate in place of which such new certificate is issued, whether such new certificate is issued pursuant to the judgment or decree of such court or voluntarily by the Corporation after the publication of notice and the receipt of proof and indemnity as aforesaid, shall have recourse to such indemnity and the Corporation shall be discharged from all liability to such person by reason of such certificate and the shares represented thereby.

(e) No shareholder shall have any right to inspect any account, book, or document of the Corporation, except as conferred by statute or authorized by the directors.

(f) No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the Corporation authorized by these Articles of Incorporation or of any additional stock of any class to be issued by reason of any increase of the authorized capital stock of the Corporation or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any stock authorized by these Articles of Incorporation or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in their discretion determine, without offering any thereof, on the same terms or on any terms, to the shareholders then of record or to any class of shareholders.

(g) A director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors, without counting in such majority or quorum any director so interested or member of a firm so interested or a shareholder or director of a corporation so interested, or (2) by vote at a shareholders' meeting of the holders of record of a majority of all the outstanding shares of stock of the Corporation entitled to vote or by writing or writings signed by a majority of such holders; nor shall any director be liable to account to the Corporation for any profits realized by and from or through any such transaction or contract of the Corporation, authorized, ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member or any corporation of which is a shareholder or director was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification, or approval of such contracts in any other manner provided by law.

(h) Any director may be removed and his place filled at any meeting of the shareholders by the vote of a majority of the outstanding stock of the Corporation entitled to vote. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled as provided in the By-Laws.

(i) Any property of the Corporation not essential to the conduct of its corporate business and purposes may be sold, leased, exchanged or otherwise disposed of by authority of its Board of Directors, and the Corporation may sell, lease, exchange or otherwise dispose of all of its property and franchises or any of its property, franchises, corporate rights or privileges essential to the conduct of its corporate business and purposes, upon the consent of and for such consideration and upon such terms as may be authorized by a majority of all of the directors and the holders of a majority of the outstanding shares of stock entitled to vote (or, if the consent or vote of a larger number or different proportion of the directors and/or shares is required by the laws of the State of Texas notwithstanding the above agreement of the shareholders of the Corporation to the contrary, then upon the consent or vote of the larger number or different proportion of the directors and/or shares so required) expressed in writing or by vote at a meeting of shareholders duly called and held as provided by law or in the manner provided by the By-Laws of the Corporation, if not inconsistent therewith; and at no time shall any of the plants, properties, easements, franchises (other than corporate franchises) or securities then owned by the Corporation be deemed to be property, franchises, corporate rights or privileges essential to the conduct of the corporate business and purposes of the Corporation.

(j) Upon the written consent or the vote of the holders of record of a majority of the shares of stock of the Corporation then outstanding and entitled to vote, amendments of these Articles of Incorporation may be made if authorized at the time of making such amendments by the laws of the State of Texas.

(k) No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Texas expressly provide that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment.

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Executed to be effective as set forth above.

ENTERGY LOUISIANA HOLDINGS, INC.
By: /s/ Michael D. Bakewell
Michael D. Bakewell
President

EXHIBIT B
ARTICLES OF ORGANIZATION
OF
ENTERGY LOUISIANA, LLC

ARTICLES OF ORGANIZATION
OF
ENTERGY LOUISIANA, LLC

ARTICLE 1

The name of this limited liability company (sometimes hereinafter referred to as the "Company") is and shall be Entergy Louisiana, LLC.

ARTICLE 2

The Company shall have perpetual existence.

ARTICLE 3

The Company is being organized pursuant to a plan of merger. Articles of Merger for the Company are being filed with the Secretary of State of Texas with these Articles of Organization.

ARTICLE 4

The objects and purposes of this Company and for which the Company is organized are stated and declared to be to engage in any lawful activity for which limited liability companies may be formed under the Texas Limited Liability Company Act (the "Act"), including specifically, but not by way of limitation, the purchasing or otherwise acquiring, holding, mortgaging or otherwise encumbering, and selling or otherwise alienating of real estate and all forms of immovable property, as well as all forms of personal and mixed property; and further, and without in any way limiting the foregoing, the Company shall have all powers which limited liability companies may have, and may carry on all businesses of any and every nature and kind which limited liability companies may carry on, under the Act, including, but not by way of limitation, the following business or businesses:

To acquire, buy, hold, own, sell, lease, exchange, dispose of, pledge, mortgage, encumber, hypothecate, finance, deal in, construct, build, install, equip, improve, use, operate, maintain and work upon:

(a) Any and all kinds of plants and systems for the manufacture, production, generation, storage, utilization, purchase, sale, supply, transmission, distribution or disposition of electricity, gas or water, or power produced thereby;

(b) Any and all kinds of plants and systems for the manufacture of ice;

(c) Any and all kinds of works, power plants, structures, substations, systems, tracks, machinery, generators, motors, lamps, poles, pipes, wires, cables, conduits, apparatus, devices, equipment, supplies, articles and merchandise of every kind in anywise connected with or pertaining to the manufacture, production, generation, purchase, use, sale, supply, transmission, distribution, regulation, control or application of electricity, gas, water and power;

To acquire, buy, hold, own, sell, lease, exchange, dispose of, transmit, distribute, deal in, use, manufacture, produce, furnish and supply electricity, power, energy, gas, light, heat and water in any form and for any purposes whatsoever;

To purchase, acquire, develop, hold, own and dispose of lands, interests in and rights with respect to lands and waters and fixed and movable or personal property necessary or suitable for the carrying out of any of the foregoing powers;

To borrow money and contract debts when necessary for the transaction of the business of the Company or for the exercise of its rights, privileges or franchises or for any other lawful purpose of its organization; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness payable at a specified time or times or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired or any other lawful objects;

To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock or other evidences of ownership of, or any bonds, securities or evidences of indebtedness created by, any other entity or entities organized under the laws of the State of Texas or of any other state or government and formed for the purpose of carrying out any of the foregoing powers and, while the owner of such stock or other evidence of ownership, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the Company, or in which it may be at any time interested; and to organize or promote or facilitate the organization of subsidiary companies for the purpose of carrying out any of the foregoing powers;

To purchase, hold, sell and transfer units of its own membership interests, provided the units of its own membership interests owned by the Company shall not be voted upon directly or indirectly, nor counted as outstanding for the purposes of any members' quorum or vote;

To conduct business at one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Texas and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and foreign countries;

In any manner to acquire, enjoy, utilize and to dispose of patents, copyrights and trademarks and any licenses or other rights or interests therein and thereunder necessary for and in its opinion useful or desirable for or in connection with the foregoing powers;

To purchase acquire, hold, own and dispose of franchises, concessions, consents, privileges and licenses necessary for and in its opinion useful or desirable for or in connection with the foregoing powers; and

To do all and everything necessary and proper for the accomplishment of the objects enumerated in these Articles of Organization or any amendment thereof or necessary or incidental to the protection and benefit of the Company.

Lack of capacity of the Company shall never be made the basis of any claim or defense at law or in equity.

ARTICLE 5

The street address of the Company's initial registered office is 10055 Grogans Mill Road, Parkwood II Building, Suite 500, The Woodlands, Texas 77380-1048, and the name of its initial registered agent at that address is Reginald G. Rice.

ARTICLE 6

The Company shall be managed under the authority of managers, each of whom shall be called a "Director" for all purposes, who together shall constitute the Company's "Board of Directors".

The number of Directors constituting the initial managers who are to serve until the first annual meeting of members or until their successors be elected and qualified is four.

The names and addresses of the initial Directors are:

NAME	ADDRESS

E. Renae Conley	4809 Jefferson Highway Jefferson, Louisiana 70121-3126

Leo P. Denault	639 Loyola Avenue, 28th Floor New Orleans, Louisiana 70113-3125

Mark T. Savoff	639 Loyola Avenue, 28th Floor New Orleans, Louisiana 70113-3125

Richard J. Smith	639 Loyola Avenue, 28th Floor New Orleans, Louisiana 70113-3125

The Directors shall not be agents of the Company for the purpose of its business pursuant to Section C of Article 2.21 of the Act and shall not individually have the authority to act for the Company or otherwise bind the Company. All such authority to act for the Company or otherwise bind the Company shall be vested in the Company's President and other officers as provided in the Company's Regulations.

ARTICLE 7

For the regulation of the business and for the conduct of the affairs of the Company, further provision is made as follows:

(a) Each member's and each Director's liability shall be limited as described in Article 4.03 of the Act.

(b) Each Director owes to the Company a duty of loyalty and a duty of due care. A Director shall not otherwise be liable as a fiduciary or trustee to the Company or any member. No Director shall be liable to the Company or its members for monetary damages for an act or omission occurring in the Director's capacity as a manager, except to the extent the laws of the State of Texas provide that a manager's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a Director shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Company existing at the time of such repeal or amendment.

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The undersigned organizer signs these Articles of Organization subject to the penalty imposed by Article 9.02 of the Act for the submission of a false or fraudulent document.

/s/ Mark G. Otts
Mark G. Otts
Organizer

EXHIBIT C
ARTICLES OF ORGANIZATION
OF
ENTERGY LOUISIANA PROPERTIES, LLC

ARTICLES OF ORGANIZATION
OF
ENTERGY LOUISIANA PROPERTIES, LLC

ARTICLE 1

The name of this limited liability company (sometimes hereinafter referred to as the "Company") is and shall be Entergy Louisiana Properties, LLC.

ARTICLE 2

The Company shall have perpetual existence.

ARTICLE 3

The Company is being organized pursuant to a plan of merger. Articles of Merger for the Company are being filed with the Secretary of State of Texas with these Articles of Organization.

ARTICLE 4

The objects and purposes of this Company and for which the Company is organized are stated and declared to be to engage in any lawful activity for which limited liability companies may be formed under the Texas Limited Liability Company Act (the "Act").

ARTICLE 5

The street address of the Company's initial registered office is 10055 Grogans Mill Road, Parkwood II Building, Suite 500, The Woodlands, Texas 77380-1048, and the name of its initial registered agent at that address is Reginald G. Rice.

ARTICLE 6

The Company shall be managed under the authority of managers, each of whom shall be called a "Director" for all purposes, who together shall constitute the Company's "Board of Directors".

The number of Directors constituting the initial managers who are to serve until the first annual meeting of members or until their successors be elected and qualified is four.

The names and addresses of the initial Directors are:

NAME	ADDRESS

E. Renae Conley	4809 Jefferson Highway Jefferson, Louisiana 70121-3126

Leo P. Denault	639 Loyola Avenue, 28th Floor New Orleans, Louisiana 70113-3125

Mark T. Savoff	639 Loyola Avenue, 28th Floor New Orleans, Louisiana 70113-3125

Richard J. Smith	639 Loyola Avenue, 28th Floor New Orleans, Louisiana 70113-3125

The Directors shall not be agents of the Company for the purpose of its business pursuant to Section C of Article 2.21 of the Act and shall not individually have the authority to act for the Company or otherwise bind the Company. All such authority to act for the Company or otherwise bind the Company shall be vested in the Company's President and other officers as provided in the Company's Regulations.

ARTICLE 7

For the regulation of the business and for the conduct of the affairs of the Company, further provision is made as follows:

(a) Each member's and each Director's liability shall be limited as described in Article 4.03 of the Act.

(b) Each Director owes to the Company a duty of loyalty and a duty of due care. A Director shall not otherwise be liable as a fiduciary or trustee to the Company or any member. No Director shall be liable to the Company or its members for monetary damages for an act or omission occurring in the Director's capacity as a manager, except to the extent the laws of the State of Texas provide that a manager's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a Director shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Company existing at the time of such repeal or amendment.

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THE NEXT PAGE OF THIS DOCUMENT IS PAGE S-1.]

The undersigned organizer signs these Articles of Organization subject to the penalty imposed by Article 9.02 of the Act for the submission of a false or fraudulent document.

/s/ Mark G. Otts
Mark G. Otts
Organizer

SCHEDULE 1
PROPERTY ALLOCATED
TO
ENTERGY LOUISIANA, LLC

All of the following property, whether located within the State of Louisiana or outside the State of Louisiana, or whether located within the State of Texas or outside the State of Texas:

1. The electric generating plants, plant sites and stations, and all ownership interests therein, of Entergy Louisiana Holdings, Inc., including all electric works, power houses, buildings, pipe lines and structures owned by Entergy Louisiana Holdings, Inc. and all land of Entergy Louisiana Holdings, Inc. on which the same are situated and all of the lands of Entergy Louisiana Holdings, Inc., together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, equipment and appurtenances, forming a part of said plants, sites, stations, lands, or property or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands, or property;

2. The electric substations, switching stations, microwave installations and UHF-VHF installations of Entergy Louisiana Holdings, Inc., and the sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of Entergy Louisiana Holdings, Inc. on which the same are situated, and all of the lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, permits, privileges, machinery, equipment, appliances, devices, licenses and appurtenances of Entergy Louisiana Holdings, Inc. forming a part of said substations, switching stations, microwave installations, UHF-VHF installations, or lands, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them;

3. All and singular the miscellaneous lands and real estate or rights and interests therein of Entergy Louisiana Holdings, Inc.;

4. The electric transmission lines of Entergy Louisiana Holdings, Inc., including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, pole type substations, insulators and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private;

5. The electric submarine cables of Entergy Louisiana Holdings, Inc., including the wires, cables, switch racks, conductors, conduits, transformers, substations, insulators and all appliances, devices and equipment used or useful in connection with said submarine cables, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof;

And also all extensions, replacements, branches, taps, developments and improvements of said submarine cables, or any of them, and all other submarine cables owned by Entergy Louisiana Holdings, Inc. wherever situated, as well as all of the rights-of-way, easements, permits, privileges, licenses, consents, immunities and rights of Entergy Louisiana Holdings, Inc. for or relating to the construction, maintenance or operation thereof;

6. The electric distribution lines and systems of Entergy Louisiana Holdings, Inc., including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the other property of Entergy Louisiana Holdings, Inc., real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights of Entergy Louisiana Holdings, Inc. for or relating to the construction, maintenance or operation thereof, through, over, under, or upon any public streets or highways, public or private lands, including all additions, improvements or replacements to all of the distribution systems wherever located;

And also all branches, extensions, improvements and developments of or appertaining to or connected with said distribution lines, systems or any of them, and all other distribution systems of Entergy Louisiana Holdings, Inc. and parts and portions thereof, wherever situated, whether connected or not connected with any of the foregoing systems, as well as all of the rights-of-way, easements, privileges, prescriptions, permits, municipal or other franchises, consents and rights of Entergy Louisiana Holdings, Inc. for or relating to the construction, maintenance or operation thereof or any part or portion thereof, through, over, under or upon any public streets or highways or public or private lands;

7. The certain franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric systems in, on, and under streets, alleys, highways, roads, and public grounds, areas and rights-of-way, or for the supply and sale of electricity, and all rights incident thereto, that were granted by the governing bodies of the respective municipalities, parishes and public authorities in the State of Louisiana;

Also all other franchises, privileges, permits, grants and consents owned by Entergy Louisiana Holdings, Inc. for the construction, operation and maintenance of electric systems in, on or under streets, alleys, highways, roads, and public grounds, areas and rights-of-way or for the supply and sale of electricity and all rights incident thereto;

8. All cash, shares of stock, bonds, notes and other obligations and other securities; merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of Entergy Louisiana Holdings, Inc.; all rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements; all electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by Entergy Louisiana Holdings, Inc. for sale, distribution or use in the ordinary course of its business; and all timber, minerals, mineral rights and royalties;

9. All lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights-of-way and roads; all plants for the generation of electricity by steam, water or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents, or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and all the right, title and interest of Entergy Louisiana Holdings, Inc. in and to all other property of any kind or nature appertaining to or used or occupied or enjoyed in connection with any property hereinbefore described; and

10. All and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, that Entergy Louisiana Holdings, Inc. now has in and to the aforesaid property and franchises and every part and parcel thereof;

SAVE AND EXCEPT the properties described in Schedules 2 and 3 hereof.

SCHEDULE 2
PROPERTY ALLOCATED
TO
ENTERGY LOUISIANA HOLDINGS, INC.

    Cash in the amount of $2,000,000.
    All right, title, and interest of Entergy Louisiana, Inc. (now known as Entergy Louisiana Holdings, Inc.) under the Entergy Corporation and Subsidiary Companies Intercompany Income Tax Allocation Agreement dated April 28, 1988, as amended by the First Amendment thereto dated January 1, 1990, the Second Amendment thereto dated January 1, 1992, the Third Amendment thereto dated January 1, 1994, and the Fourth Amendment thereto dated April 1, 1997 (the "Income Tax Allocation Agreement"), including all amounts due or to become due to Entergy Louisiana, Inc. (now known as Entergy Louisiana Holdings, Inc.) thereunder.
    One hundred forty-six million, nine hundred seventy thousand, six hundred seven (146,970,607) units of common membership interests of Entergy Louisiana, LLC, a Texas limited liability company.
    One hundred (100) units of common membership interests of Entergy Louisiana Properties, LLC, a Texas limited liability company.

SCHEDULE 3
PROPERTY ALLOCATED
TO
ENTERGY LOUISIANA PROPERTIES, LLC

    Sixty-six shares of stock without par value of System Fuels, Inc., a Louisiana corporation ("SFI").
    A promissory note made by SFI in the outstanding principal amount of $14,223,000 and due on December 31, 2008.
    All right, title, and interest of Entergy Louisiana, Inc. (now known as Entergy Louisiana Holdings, Inc.) under the Amended Loan Agreement dated as of January 1, 1983, among SFI, Entergy Louisiana, Inc. (now known as Entergy Louisiana Holdings, Inc.), Entergy Arkansas, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc. (the "SFI Loan Agreement").
    All right, title, and interest to the real estate and other property located in portions of St. Rosalie and Myrtle Grove Plantations, Sections 5, 6, and 7, Township 16 South-Range 25 East, in Plaquemines Parish, Louisiana, conveyed to Louisiana Power & Light Company by means of the following:

    (i) Sale of Property by Louisiana Citrus Lands, Inc. in Liquidation to Louisiana Power & Light Company dated June 28, 1971, registered in Conveyance Office Book 366, Folio 480 on June 28, 1971, by the Register of Conveyances of Plaquemines Parish, Louisiana;

    (ii) Sale of Property by Ruby Cecile Mayer et al. to Louisiana Power & Light Company dated March 7, 1972, registered in Conveyance Office Book 377, Folio 455 on March 8, 1972, by the Register of Conveyances of Plaquemines Parish, Louisiana; and

    (iii) Sale of Property by Alicia Bourgeois Gravolet et al. to Louisiana Power & Light Company dated June 4, 1974, registered in Conveyance Office Book 405, Folio 799 on June 5, 1974, by the Register of Conveyances of Plaquemines Parish, Louisiana;

    together with all easements, appurtenances, rights, privileges, and all other improvements belonging thereto and all rents, royalties, profits, fruits, and receivables derived therefrom, but excluding electric power lines, transmission lines, pipelines, circuits, communication facilities, poles, towers, communication towers, cross arms, insulators, wires, cables, conduits, utility hardware, transformers, switches, guy wires, anchors, utility equipment, utility structures, and utility materials located on or pertaining to such property and rights of servitude for the location of such facilities and access thereto (all such property allocated to Entergy Louisiana Properties, LLC in this paragraph 5 being hereinafter referred to as the "St. Rosalie Plant Site Property").

    All right, title, and interest to the real estate and other property located in portions of Helvetia and Wilton Plantations, Sections 38, 43, 44, 45, 46, 47, 63, and 64, Township 11 South-Range 3 East, and Sections 1, 2, 3, 37, 38, 39, and 40, Township 11 South-Range 4 East, in St. James Parish, Louisiana, conveyed to Louisiana Power & Light Company by means of the following:

(i) Sale of Property by Ethyl Corporation to Louisiana Power & Light Company dated February 25, 1980, received under Entry No. 54098 and recorded in Book of Conveyance No. 222, Page No. 763 on February 28, 1980, by the Recorder of St. James Parish, Louisiana;

(ii) Quitclaim Deed by Ethyl Corporation to Louisiana Power & Light Company dated April 13, 1981, received under Entry No. 57923 and recorded in Book of Conveyance No. 236, Page No. 296 on June 19, 1981, by the Recorder of St. James Parish, Louisiana; and

(iii) Cash Sale of Real Property by Bertha Schexnaydre et al. to Louisiana Power & Light Company dated June 10, 1981, received under Entry No. 58283 and recorded in Book of Conveyance No. 237, Page No. 458 on August 13, 1981, by the Recorder of St. James Parish, Louisiana;

together with all easements, appurtenances, rights, privileges, and all other improvements belonging thereto and all rents, royalties, profits, fruits, and receivables derived therefrom, but excluding electric power lines, transmission lines, pipelines, circuits, communication facilities, poles, towers, communication towers, cross arms, insulators, wires, cables, conduits, utility hardware, transformers, switches, guy wires, anchors, utility equipment, utility structures, and utility materials located on or pertaining to such property and rights of servitude for the location of such facilities and access thereto, and less and except all right, title, and interest to the real estate and other property located in portions of Wilton Plantation, Sections 44, 46, and 47, Township 11 South-Range 3 East, in St. James Parish, Louisiana, conveyed by Entergy Louisiana, Inc. (formerly Louisiana Power & Light Company and now known as Entergy Louisiana Holdings, Inc.) by means of the following:

(a) Cash Sale of Property by Entergy Louisiana, Inc. (formerly Louisiana Power & Light Company and now known as Entergy Louisiana Holdings, Inc.) to The South Louisiana Port Commission dated September 3, 1996, received under Entry No. 97264 and recorded in Book of Conveyance No. 339 on September 3, 1996, by the Recorder of St. James Parish, Louisiana; and

(b) Quitclaim Deed by Entergy Louisiana, Inc. (formerly Louisiana Power & Light Company and now known as Entergy Louisiana Holdings, Inc.) to The South Louisiana Port Commission dated September 3, 1996, received under Entry No. 97265 and recorded in Book of Conveyance No. 339 on September 3, 1996, by the Recorder of St. James Parish, Louisiana;

(all such property allocated to Entergy Louisiana Properties, LLC in this paragraph 6 being hereinafter referred to as the "Wilton Plant Site Property").

SCHEDULE 4
LIABILITIES AND OBLIGATIONS ALLOCATED
TO
ENTERGY LOUISIANA HOLDINGS, INC.

All liabilities and obligations of Entergy Louisiana, Inc. (now known as Entergy Louisiana Holdings, Inc.) under the Income Tax Allocation Agreement (as defined in Schedule 2 hereof) including but not limited to all liability to any taxing authority for any deficiency (or penalty or interest thereon) for any tax period ending before January 1, 2006.

SCHEDULE 5
LIABILITIES AND OBLIGATIONS ALLOCATED
TO
ENTERGY LOUISIANA PROPERTIES, LLC

    All liabilities and obligations of Entergy Louisiana, Inc. (now known as Entergy Louisiana Holdings, Inc.) under the SFI Loan Agreement (as defined in Schedule 3 hereof).
    All liabilities and obligations of Entergy Louisiana Holdings, Inc. with respect to the St. Rosalie Plant Site Property (as defined in Schedule 3 hereof).
    All liabilities and obligations of Entergy Louisiana Holdings, Inc. with respect to the Wilton Plant Site Property (as defined in Schedule 3 hereof).